Exhibit 99.3
SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into among the United States of America, acting through the United States Department of Justice and the United States Attorney’s Office for the District of Massachusetts and on behalf of the Departments of the Army, Air Force and the Department of Defense’s Defense Logistics Agency (collectively the “United States”); Raytheon Company (“Raytheon”); RTX Corporation (“RTX”) (formerly known as Raytheon Technologies Corporation); and Karen Atesoglu (“Relator”). Hereafter, through their authorized representatives, the United States, Raytheon, RTX, and Relator are collectively referred to as “the Parties.”
RECITALS

A.Raytheon is a subsidiary of RTX. RTX is a publicly traded multinational aerospace and defense conglomerate headquartered in Arlington, Virginia. RTX was formerly known as Raytheon Technologies Corporation, which was the result of an April 2020 merger between Raytheon Company and United Technologies Corporation. The conduct described herein occurred at Raytheon Company prior to the merger with United Technologies. Raytheon is the sole manufacturer of the PATRIOT Missile system.
B.The Truthful Cost or Pricing Data Statute (known by its former name “Truth in Negotiations Act” or “TINA”) requires contractors who are negotiating certain government contracts to submit cost and pricing data that is truthful, accurate, and complete. 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508.
C.On April 22, 2021, Relator Atesoglu filed a qui tam action in the United States District Court for the District of Massachusetts, captioned United States ex rel. Atesoglu v. Raytheon Technologies Corporation, 21-CV-10690-PBS (D. Mass.), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b) (the “Civil Action”). Relator’s Complaint alleges, among other causes of action, that Raytheon Technologies Corporation knowingly presented false claims to the United States in connection with Contracts 10-14 listed in Appendix A.
D.Separately, Raytheon, RTX, and the United States Attorney’s Office for the District of Massachusetts and the Department of Justice’s Criminal Division will enter into a Deferred Prosecution Agreement (“Deferred Prosecution Agreement”) as to a two-count Information, pursuant to which Raytheon will admit to two counts of Major Fraud against the United States, in violation of 18 U.S.C. § 1031. One count concerns a PATRIOT Contract (xxxxxx-xx-x--0069) known as “3-Lot,” and the other count concerns a Surveillance Radar Program contract (xxxxxx-xx-x--0002) known as “SRP FOS2.”
E.Raytheon admits, acknowledges, and accepts responsibility for the following facts:
1.The conduct described herein occurred at Raytheon Company prior to the merger with United Technologies Corporation.
2.With respect to Contracts 1 and 2 in Appendix A, Raytheon and RTX admit the facts in the Statement of Facts attached to the Deferred Prosecution Agreement as part of the Criminal Resolution.
3.During negotiations leading to Contracts 2-17 in Appendix A, Raytheon failed to disclose accurate, current, and complete cost data and thereby misrepresented its costs in violation of TINA as set forth below in this paragraph:

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i.During negotiations leading to Contracts 2-12 in Appendix A, Raytheon failed to disclose accurate, current, and complete cost data for labor and materials.
ii.During negotiations leading to Contracts 13-17 in Appendix A, Raytheon failed to disclose accurate, current, and complete cost data for labor.
iii.Contracts 2-17 were sole source and firm fixed price. Sole source contracts are not open to competitive bidding—they involve a single contractor. In a firm fixed price contract, a contractor and the United States agree to a total, up-front price that is not subject to any future cost adjustments that are based on the contractor’s actual expenses during contract performance. Accordingly, in a firm fixed price contract, if a contractor performs the contract at a greater cost than originally awarded, the contractor bears the additional costs and makes less profit. Alternatively, if the contractor performs the contract at a lower cost than originally awarded, the contractor collects the cost-savings and makes a larger profit.
iv.For each of Contracts 2-17, Raytheon certified to the United States that all its proposed costs were accurate, complete, and current in compliance with TINA.
v.At the time it made those certifications, Raytheon’s proposed costs were not accurate, complete, and current, and Raytheon

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had knowledge or acted with deliberate ignorance or reckless disregard of the fact that its true costs would be lower than the costs it proposed to the United States.
vi.With respect to Contract 3 in Appendix A, as Raytheon performed the contract it achieved labor efficiencies and labor costs lower than it originally proposed, and became aware of those lower costs. In October 2012, Raytheon was required to definitize and re-certify its historical cost and pricing data. In re-certifying its cost and pricing data, Raytheon failed to disclose the labor savings it knew it had achieved in prior years of performance.
vii.For Contracts 2-17, Raytheon had a practice of proposing labor costs based only on comparison to similar contracts which were 75% complete, when Raytheon should have based its proposals on comparison to all similar contracts. Raytheon had knowledge or acted with deliberate ignorance or reckless disregard of the fact that its proposed labor costs were higher than those that were justified by comparison to labor costs across all similar contracts rather than just similar contracts that were 75% complete. Raytheon knew that by basing its proposed labor costs only on comparison to similar contracts that were 75% complete it would and did receive profits in excess of the negotiated profit rates.

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4.As a result of Raytheon’s misrepresentations of its costs during contract negotiations for Contracts 2-17, Raytheon overcharged the United States on these contracts.
5.With respect to Contract 18 in Appendix A, Raytheon knew that it proposed and billed the same labor costs as both direct and indirect costs, resulting in double billing.
F.The United States contends that it has certain claims against Raytheon from 2009 through 2023 (the “Covered Period”) for knowingly submitting false claims and making false statements to the United States in connection with the Contracts listed in Appendix A. Specifically, the United States contends that it has certain civil claims arising from the conduct described in Recital E above occurring during the Covered Period, which resulted in Raytheon improperly charging the Government in violation of the False Claims Act, 31 U.S.C. § 3729. The conduct and time period described in Recitals E and F, including subparagraphs, is referred to below as the “Covered Conduct.”
G.Raytheon has been credited in this settlement under the Department of Justice’s Guidelines for Taking Voluntary Disclosure, Cooperation, and Remediation into Account in False Claims Act Matters, Justice Manual § 4-4.112, for cooperation provided by RTX. The cooperation RTX provided included performing and disclosing the results of an internal investigation, disclosing relevant facts and material not known to the government but relevant to its investigation, providing DOJ with inculpatory evidence, conducting a damages analysis, identifying and separating individuals

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responsible for or involved in the misconduct, admitting liability and accepting responsibility for the misconduct, and improving its compliance programs.
H.Relator claims entitlement under 31 U.S.C. § 3730(d) to a share of the proceeds of this Agreement for the Covered Conduct alleged in Recital E, above, for Contracts 10-14 of Appendix A.
I.Relator also claims entitlement to recover from Raytheon for claims she might have under 31 U.S.C. § 3730 (d) and (h). Relator and Raytheon will resolve those claims separately from this Agreement through settlement.
In consideration of the mutual promises and obligations of this Agreement, the Parties agree and covenant as follows:

TERMS AND CONDITIONS

1.Raytheon shall pay to the United States $428,000,000 (“Total Settlement Amount”), of which $218,837,786 is restitution, plus simple interest accrued on the Total Settlement Amount at a rate of 4.875 percent per annum from July 18, 2024, and continuing until and including the date final payment is made under this Agreement, by electronic funds transfer, pursuant to written instructions to be provided by the Department of Justice, no later than 7 days after the Effective Date of this Agreement.
2.Of the Total Settlement Amount, $23,790,420 is the proceeds of the qui tam action. Conditioned upon the United States receiving the Total Settlement Amount and as soon as feasible after receipt, the United States shall pay $4,282,275 (18% of the proceeds of the qui tam action) plus a proportional share of any accrued interest to Relator by electronic funds transfer (“Relator’s Share”).

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3.Subject to the exceptions in Paragraph 5 below (concerning reserved claims), and upon the United States’ receipt of the Total Settlement Amount, plus interest due under Paragraph 1, the United States releases Raytheon, together with its current and former parent corporations; direct and indirect subsidiaries; brother or sister corporations; divisions; corporate owners; and the corporate successors and assigns of any of them (collectively, the “Released Parties”), from any civil or administrative monetary claim the United States has for the Covered Conduct under the False Claims Act, 31 U.S.C.
§§ 3729-3733; the Contract Disputes Act, 41 U.S.C. §§ 7101-7109; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; TINA; or the common law theories of breach of contract, payment by mistake, unjust enrichment, and fraud.
4.Subject to the exceptions in Paragraph 5 below, and upon the United States’ receipt of the Total Settlement Amount, plus interest due under Paragraph 1, Relator, for herself and for her heirs, successors, attorneys, agents, and assigns, releases the Released Parties and the current and former directors, officers, agents, employees and servants thereof from any civil monetary claim the Relator has on behalf of the United States for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733, reserving Relator’s right to separately proceed on or settle any potential claims under 31
U.S.C. § 3730 (d) and (h).
5.Notwithstanding the releases given in Paragraph 3 of this Agreement, or any other term of this Agreement, the following claims and rights of the United States are specifically reserved and are not released:
a.Any liability arising under Title 26, U.S. Code (Internal Revenue Code);

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b.Any criminal liability;
c.Any administrative liability or enforcement right, or any administrative remedy, including the suspension and debarment rights of any federal agency;
d.Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;
e.Any liability based upon obligations created by this Agreement;
f.Any liability of individuals;
g.Any liability for express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services;
h.Any liability for failure to deliver goods or services due;
i.Any liability for personal injury or property damage or for other consequential damages arising from the Covered Conduct.
6.Relator and her heirs, successors, attorneys, agents, and assigns shall not object to this Agreement but agree and confirm that this Agreement is fair, adequate, and reasonable under all the circumstances, pursuant to 31 U.S.C. § 3730(c)(2)(B), and that the portions of the Total Settlement Amount allocated to the Covered Conduct set forth in Recital E for Contracts 1-9 and 15-18 in Appendix A ($404,209,580) and in Recital E for Contracts 10-14 in Appendix A ($23,790,420) are also fair, adequate, and reasonable under all the circumstances. Conditioned upon Relator’s receipt of the Relator’s Share, Relator and her heirs, successors, attorneys, agents, and assigns fully and finally release, waive, and forever discharge the United States, its agencies, officers, agents, employees,

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and servants, from any claims arising from the filing of the Civil Action or under 31 U.S.C. § 3730, and from any claims to a share of the proceeds of this Agreement and/or the Civil Action.
7.Relator, for herself, and for her heirs, successors, attorneys, agents, and assigns, releases the Released Parties, and their current and former directors, officers, agents, employees, and servants from any liability to Relator arising from the filing of the Civil Action, reserving Relator’s right to separately proceed on or settle any potential claims under 31 U.S.C. § 3730 (d) and (h).
8.Raytheon waives and shall not assert any defenses it may have to any criminal prosecution or administrative action relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action.
9.Raytheon and RTX fully and finally release the United States, its agencies, officers, agents, employees, and servants, from any claims (including attorneys’ fees, costs, and expenses of every kind and however denominated) that Raytheon and RTX have asserted, could have asserted, or may assert in the future against the United States, its agencies, officers, agents, employees, and servants, related to the Covered Conduct or the United States’ investigation or prosecution thereof.
10.a.    Unallowable Costs Defined: All costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47) incurred by or on behalf of Raytheon and

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RTX, and their present or former officers, directors, employees, shareholders, and agents in connection with:
(1)the matters covered by this Agreement and the Deferred Prosecution Agreement;
(2)the United States’ audit(s) and civil and any criminal investigation(s) of the matters covered by this Agreement;
(3)RTX and Raytheon’s investigation, defense, and corrective actions undertaken in response to the United States’ audit(s) and civil and any criminal investigation(s) in connection with the matters covered by this Agreement (including attorneys’ fees);
(4)the negotiation and performance of this Agreement and the Deferred Prosecution Agreement;
(5)the payment Raytheon makes to the United States pursuant to this Agreement and any payments that Raytheon may make to Relator, including costs and attorney’s fees, are unallowable costs for government contracting purposes (hereinafter referred to as Unallowable Costs).
b.Future Treatment of Unallowable Costs: Unallowable Costs will be separately determined and accounted for by Raytheon and RTX, and Raytheon and RTX shall not charge such Unallowable Costs directly or indirectly to any contract with the United States.

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c.Treatment of Unallowable Costs Previously Submitted for Payment: Within 90 days of the Effective Date of this Agreement, Raytheon and RTX shall identify and repay by adjustment to future claims for payment or otherwise any Unallowable Costs included in payments previously sought by Raytheon and RTX or any of their subsidiaries or affiliates from the United States. Raytheon and RTX agree that the United States, at a minimum, shall be entitled to recoup from Raytheon and RTX any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously submitted requests for payment. The United States, including the Department of Justice and/or the affected agencies, reserves its rights to audit, examine, or re-examine RTX’s and Raytheon’s books and records and to disagree with any calculations submitted by RTX and Raytheon or any of their subsidiaries or affiliates regarding any Unallowable Costs included in payments previously sought by RTX and Raytheon, or the effect of any such Unallowable Costs on the amount of such payments.
11.Raytheon agrees to cooperate fully and truthfully with the United States’ investigation of individuals and entities not released in this Agreement. Upon reasonable notice, Raytheon shall encourage, and agrees not to impair, the cooperation of its directors, officers, and employees, and shall use its best efforts to make available, and encourage, the cooperation of former directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals. Raytheon further agrees to furnish to the United States, upon request, complete and unredacted copies of all non-privileged items, including documents, reports, memoranda of interviews, and records in its possession, custody, or control concerning any investigation

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of the Covered Conduct that it has undertaken, or that has been performed by another on its behalf.
12.This Agreement is intended to be for the benefit of the Parties only.
13.Upon the United States’ receipt of the payment described in Paragraph 1, above, the United States and the Relator shall promptly sign and file in the Civil Action a Stipulation of Dismissal of the Civil Action pursuant to Rule 41(a)(1). The Joint Stipulation of Dismissal shall be with prejudice to Relator as to all claims in the Civil Action, with prejudice to the United States as to the Covered Conduct set forth in Recital E for Contracts 10-14 in Appendix A and without prejudice to the United States as to any other claims in the Civil Action.
14.Each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.
15.Each Party and signatory to this Agreement represents that it freely and voluntarily enters into this Agreement without any degree of duress or compulsion.
16.This Agreement is governed by the laws of the United States. The exclusive jurisdiction and venue for any dispute relating to this Agreement is the United States District Court for the District of Massachusetts. For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all Parties to this Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute.
17.This Agreement constitutes the complete agreement between the Parties. This Agreement may not be amended except by written consent of the Parties.

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18.The undersigned counsel represent and warrant that they are fully authorized to execute this Agreement on behalf of the persons and entities indicated below.
19.This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.
20.This Agreement is binding on Raytheon’s and RTX’s successors, transferees, heirs, and assigns.
21.This Agreement is binding on Relator’s successors, transferees, heirs, and assigns.
22.All parties consent to the United States’ disclosure of this Agreement, and information about this Agreement, to the public.
23.This Agreement is effective on the date of signature of the last signatory to the Agreement (Effective Date of this Agreement). Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.
THE UNITED STATES OF AMERICA

DATED:	October 16, 2024	BY:	/s/ ART J. COULTER
Art J. Coulter Patrick Klein Jared S. Wiesner Attorneys Commercial Litigation Branch Civil Division United States Department of Justice

DATED:	October 15, 2024	BY:	/s/ BRIAN M. LAMACCHIA
Brian M. LaMacchia Assistant United States Attorney District of Massachusetts United States Attorney’s Office

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RAYTHEON/RTX

DATED:	October 9, 2024	BY:	/s/ RAMSARAN MAHARAJH
Ramsaran Maharajh Executive Vice President and General Counsel RTX

DATED:	October 8, 2024	BY:	/s/ CHRISTOPHER MCDAVID
Christopher McDavid Vice President, General Counsel and Secretary Raytheon Company

DATED:	October 9, 2024	BY:	/s/ THOMAS HANUSIK
Thomas Hanusik Jason M. Crawford Rina Gashaw Allison Fleming Crowell & Moring LLP Counsel for Raytheon

RELATOR KAREN ATESOGLU

DATED:	October 9, 2024	BY:	/s/ KAREN ATESOGLU
Karen Atesoglu Relator

DATED:	October 9, 2024	BY:	/s/ JASON BROWN
Patrick S. Almonrode Jason T. Brown Brown, LLC Counsel for Relator

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Appendix A

Reference No.	CONTRACT NUMBER
1.	xxxxxx-xx-x-0002
2.	xxxxxx-xx-x--0069
3.	xxxxxx-xx-x--0089
4.	xxxxxx-xx-x--0288
5.	xxxxxx-xx-x--0151
6.	xxxxxx-xx-x--0151
7a	xxxxxx-xx-x--0020
7b	xxxxxx-xx-x--0017
7c	xxxxxx-xx-x--0004
7d	xxxxxx-xx-x--0024
7e	xxxxxx-xx-x--0005
7f	xxxxxx-xx-x--0028
7g	xxxxxx-xx-x--0030
7h	xxxxxx-xx-x--0033
8.	xxxxxx-xx-x--0002
9.	xxxxxx-xx-x--0001
10.	xxxxxx-xx-x--0001
11.	xxxxxx-xx-x--0055
12.	xxxxxx-xx-x--0052
13a	xxxxxx-xx-x--0055
13b	xxxxxx-xx-x--0055
14.	xxxxxx-xx-x--0153
15.	xxxxxx-xx-x--0017
16.	xxxxxx-xx-x--0002
17.	xxxxxx-xx-x--0093
18.	xxxxxx-xx-x--0002